                                   EXHIBIT 7

Legal Title of Bank:    Bank One Trust Company, N.A.  Call Date: 12/31/00       State #: 391581     FFIEC 032
Address:                100 Broad Street              Vendor ID:  D             Cert #:  21377      Page RC-1
City, State  Zip:       Columbus, OH 43271            Transit #:  04400003

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                     Dollar Amounts in thousands   C300
                                                                                                                -------
                                                                                     RCON  BIL MIL THOU
                                                                                     ----  ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule RC-A):        RCON
                                                                                     ----
     a. Noninterest-bearing balances and currency and coin(1)..................      0081          64,969          1.a
     b. Interest-bearing balances(2)...........................................      0071               0          1.b
2.   Securities
     a. Held-to-maturity securities (from Schedule RC-B, column A).............      1754               0          2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)...........      1773           4,286          2.b
3.   Federal funds sold and securities purchased under agreements to resell          1350       1,056,754          3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule                      RCON
                                                                                     ----
     RC-C).....................................................................      2122         346,052          4.a
     b. LESS: Allowance for loan and lease losses..............................      3123             372          4.b
     c. LESS: Allocated transfer risk reserve..................................      3128               0          4.c
     d. Loans and leases, net of unearned income, allowance, and                     RCON
                                                                                     ----
        reserve (item 4.a minus 4.b and 4.c)...................................      2125         345,680          4.d
5.   Trading assets (from Schedule RD-D)                                             3545               0          5.
6.   Premises and fixed assets (including capitalized leases)                        2145          21,835          6.
7.   Other real estate owned (from Schedule RC-M)..............................      2150               0          7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)............................................      2130               0          8.
9.   Customers' liability to this bank on acceptances outstanding..............      2155               0          9.
10.  Intangible assets (from Schedule RC-M)....................................      2143          13,697         10.
11.  Other assets (from Schedule RC-F).........................................      2160         131,390         11.
12.  Total assets (sum of items 1 through 11)..................................      2170       1,638,611         12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.
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
Legal Title of Bank:          Bank One Trust Company, N.A.       Call Date:  12/31/00          State #:  391581         FFIEC 032
Address:                      100 East Broad Street              Vendor ID:  D                 Cert #"   21377          Page RC-2
City, State  Zip:             Columbus, OH 43271                 Transit #:  04400003

Schedule RC-Continued

                                                                                               Dollar Amounts in
                                                                                                   Thousands
                                                                                                   ---------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C                             RCON
                                                                                          ----
        from Schedule RC-E, part 1).............................................          2200      1,410,826      13.a
        (1) Noninterest-bearing(1)..............................................          6631        830,363      13.a1
        (2) Interest-bearing....................................................          6636        580,463      13.a2

     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
        Schedule RC-E, part II).................................................
        (1) Noninterest bearing.................................................
        (2) Interest-bearing....................................................
14.  Federal funds purchased and securities sold under agreements to repurchase:          RCFD 2800         0      14
15.  a. Demand notes issued to the U.S. Treasury................................          RCON 2840         0      15.a
     b. Trading Liabilities (from Sechedule RC-D)...............................          RCFD 3548         0      15.b

16.  Other borrowed money:                                                                RCON
                                                                                          ----
     a. With original maturity of one year or less..............................          2332              0      16.a
     b. With original maturity of more than one year............................          A547              0      16.b
     c. With original maturity of more than three years.........................          A548              0      16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding....................          2920              0      18.
19.  Subordinated notes and debentures..........................................          3200              0      19.
20.  Other liabilities (from Schedule RC-G).....................................          2930         75,186      20.
21.  Total liabilities (sum of items 13 through 20).............................          2948      1,486,012      21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus..............................          3838              0      23.
24.  Common stock...............................................................          3230            800      24.
25.  Surplus (exclude all surplus related to preferred stock)...................          3839         45,157      25.
26.  a. Undivided profits and capital reserves..................................          3632        106,620      26.a
     b. Net unrealized holding gains (losses) on available-for-sale securities..          8434             22      26.b
     c. Accumulated net gains (losses) on cash flow hedges......................          4336              0      26.c
27.  Cumulative foreign currency translation adjustments........................
28.  Total equity capital (sum of items 23 through 27)..........................          3210        152,599      28.
29.  Total liabilities, limited-life preferred stock, and equity capital (sum
     of items 21, 22, and 28)...................................................          3300      1,638,611      29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most

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
                                                                                                       ------------------
     comprehensive level of auditing work performed for the bank by                                                Number
     independent external auditors as of any date during 1996............................RCFD 6724...  N/A         M.1.
                                                                                                       ------------------
1 =  Independent audit of the bank conducted in accordance       4. =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified         external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank         authority)
2 =  Independent audit of the bank's parent holding company      5 =   Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing          auditors
     standards by a certified public accounting firm which       6 =   Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company              auditors
     (but not on the bank separately)                            7 =   Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in             8 =   No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

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